EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

            We hereby consent to the use in this Registration Statement on Form S-1 of our report dated January 31, 2000, relating to the financial statements of Talkpoint Communications, Inc., which appear in such Registration Statement. We also consent to the reference to us under the caption “Experts” in such Registration Statement.

/s/ PRICEWATERHOUSE COOPERS LLP

Boston, Massachusetts
April 6, 2000